SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant  |X|
Filed by a party other than the registrant  |_|

Check the appropriate box:
|_|  Preliminary proxy statement             |_|  Confidential, for Use of
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

|X|  Definitive proxy statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                        Investment Properties Associates
                (Name of Registrant as Specified in Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant


Payment of filing fee (Check the appropriate box):

|_|  $125 per Exchange Act Rule 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A
     (2)  Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction: N/A
     (5)  Total fee paid: N/A

|_|  Fee previously paid with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

             INVESTMENT PROPERTIES ASSOCIATES, a Limited Partnership
                               60 East 42nd Street
                            New York, New York 10165

                                -----------------

                     Notice of Proposed Consent Solicitation

                                -----------------


TO THE HOLDERS OF PARTICIPATION INTERESTS
  OF INVESTMENT PROPERTIES ASSOCIATES,
  a Limited Partnership:

     Investment Properties Associates, a Limited Partnership ("IPA" or the "Partnership"), is soliciting written consents (the "Consents") from the holders of Participation Interests in the Limited Partnership interest of the Limited Partner in IPA (the "PPIs") to authorize the Limited Partner to approve and enter into an amendment (the "Amendment") to the Partnership Agreement of IPA (the "Partnership Agreement"), which Amendment provides for (i) the ability of remaining partners to continue the business of the Partnership after an Event of Dissolution (as defined), including the death of a general partner of IPA (a "General Partner") and certain other events, (ii) procedures for the appointment of a new General Partner to replace a former General Partner and (iii) certain other amendments related to the foregoing as described in the accompanying Consent Statement.

     If the Amendment is not approved, IPA, by reason of the recent death of Harry B. Helmsley, a General Partner, will be required by its Partnership Agreement to transfer its assets and liabilities to a new limited partnership with the same attributes as IPA and to dissolve and terminate IPA, resulting in substantial costs to IPA and no economic benefit.

     Only holders of record of PPIs at the close of business on April 11, 1997, will be entitled to notice of such solicitation and to vote with respect thereto. The solicitation of Consents will expire on May 6, 1997 at 5:00 p.m. (the "Expiration Date").

     In order for the Limited Partner to provide his consent to the Amendment, the holders of a majority of the 820,000 outstanding PPIs must consent to the Amendment. The General Partners and Special Limited Partner and their respective affiliates own approximately 45.42% of the outstanding PPIs and such persons have informed IPA that they intend to consent to the Amendment.

                                            By Order of the General Partners

                                            John Bailey, Limited Partner


April 17, 1997

             INVESTMENT PROPERTIES ASSOCIATES, a Limited Partnership
                               60 East 42nd Street
                            New York, New York 10165

                                -----------------

                                CONSENT STATEMENT


                              Dated April 17, 1997


                                -----------------


     This Consent Statement (the "Consent Statement") is furnished in connection with the SOLICITATION OF WRITTEN CONSENTS ("Consent Solicitation") from the holders of Participation Interests ("PPIs") in the Limited Partnership interest of the Limited Partner of Investment Properties Associates, a Limited Partnership ("IPA" or the "Partnership"). The Consent Solicitation is being made at the request and direction of the General Partners of IPA.

     The Limited Partner of IPA, pursuant to Section 7 of the PPI certificate, has fixed the close of business on April 11, 1997 as the record date (the "Record Date") for determining holders of PPIs entitled to notice of and to consent to the Amendment (as defined below). Only holders of record at the close of business on such date will be entitled to vote on the Amendment.

     The purpose of the Consent Solicitation is to obtain written consents ("Consents") from holders of PPIs as of the Record Date to approve and authorize the Limited Partner to enter into a proposed amendment (the "Amendment") to the Partnership Agreement of IPA (the "Partnership Agreement") which provides for
(i) the ability of remaining partners to continue the business of the Partnership after an "Event of Dissolution" (as defined in the Partnership Agreement), (ii) procedures for the appointment of a new general partner of IPA (a "General Partner") to replace a former General Partner after the occurrence of certain events and (iii) making certain other amendments related to the foregoing as described herein, including the elimination of provisions requiring the formation of a new limited partnership to acquire the assets and liabilities of IPA. If the Amendment is not approved, IPA will be required by its Partnership Agreement to dissolve the Partnership and to transfer its assets and liabilities to a new limited partnership with the same attributes as IPA, resulting in substantial costs to IPA and no economic benefit.


     This Consent Statement is first being mailed by IPA to the holders of PPIs on or about April 17, 1997.


     The cost of solicitation of Consents will be borne by IPA. The solicitation of Consents generally will be made by mail. Such solicitation may also be made in person or by telephone, facsimile, or other means by agents and employees of IPA or its General Partners. Arrangements have been made with brokers and other custodians, nominees, and fiduciaries to send proxies and proxy solicitation materials to their principals, as well as copies of this Consent Statement, and IPA will reimburse them for reasonable out-of-pocket and clerical expenses in so doing.


     Any Consent given by a PPI holder pursuant to this solicitation may be revoked by such PPI holder by written notice delivered to Robert Hecht, Chief Financial Officer, 60 East 42nd Street, New York, New York 10165, at any time prior to 5:00 p.m., New York time on May 6, 1997 (the "Expiration Date"). A form of Consent is enclosed herewith.

     Holders of PPIs are encouraged to carefully read the instructions to the attached form of Consent.


     If the requisite Consents are obtained, the Amendment will be binding on each record holder of PPIs whether or not such record holder gives a Consent with respect thereto.

     At the close of business on the Record Date, 820,000 PPIs were outstanding.

Required Vote

     Consents from the holders of a majority of the outstanding PPIs are required for the Limited Partner to approve and enter into the Amendment. Accordingly, Consents that are not furnished will count against the approval of the Amendment. The General Partners and Special Limited Partner and their respective affiliates own approximately 45.42% of the outstanding PPIs and such persons have informed IPA that they intend to consent to the Amendments. See "Amendment to Partnership Agreement."

                       AMENDMENT TO PARTNERSHIP AGREEMENT

General

     IPA is submitting for approval by the holders of PPI's a proposal to amend Paragraphs 23 and 25 of the Agreement, which paragraphs currently require that, upon the death, bankruptcy or incompetency of a General Partner, or the withdrawal of a General Partner or sale or transfer of his interest, the remaining General Partners create a new limited partnership with the same attributes as IPA ("New IPA"). It also requires them to convey all of the assets and liabilities of IPA to such Partnership and then to dissolve and terminate IPA. The General Partners believe that such a process would not result in any economic benefit to the partners of IPA, but would involve substantial expense. The General Partners estimate that IPA would incur approximately $600,000 in title insurance premiums alone in connection with the transfer of assets to New IPA. Consequently, it is proposed that Paragraphs 23 and 25 of the Agreement be amended as described below. The proposed form of Amendment is attached hereto as Annex I. The General Partners of IPA recommend that holders of PPIs approve the Amendment, which will have the effect of authorizing John B. Bailey, the Limited Partner of IPA, to enter into the Amendment.

The Amendment

     The following summary of the Amendment is qualified in its entirety by reference to the form of Amendment attached hereto as Annex I.

     Paragraph 23 is proposed to be amended to provide for the remaining partners of all classes of IPA the option to elect to continue the business of IPA upon the occurrence of an "Event of Dissolution." In the Amendment, an Event of Dissolution is defined to include (i) the death or bankruptcy of a General Partner, (ii) any General Partner adjudicated incompetent during the term of IPA, (iii) the withdrawal of a General Partner or (iv) the sale or transfer of a General Partner's interest in IPA. Each of such events is referred to as an "Event of Dissolution" in the Amendment, and the General Partner that caused such event is referred to as a "Terminating General Partner."

     The Amendment will also provide that, notwithstanding the foregoing, it shall not be an Event of Dissolution if an individual General Partner transfers or assigns his general partner interest in IPA to an entity controlled by such person. Any such assignee will be admitted to the Partnership as a General Partner. The effect of such provision would be to permit an individual General Partner to substitute an entity controlled by him in his stead to act as General Partner.

     Paragraph 25 of the Agreement currently requires that IPA be reconstituted as New IPA upon the occurrence of an Event of Dissolution and then dissolved and terminated in accordance with Paragraph 23 as described above. For the reasons stated above, this mandatory reconstitution and related transfer of assets and liabilities is believed to be wasteful of IPA's assets. The Amendment will provide that, following an Event of Dissolution, the remaining partners of IPA of all classes (General, Special Limited and Limited, collectively, the "Partners") may unanimously elect to continue the business of IPA within 180 days after an Event of Dissolution (or such shorter period as may be permitted by law). Under the Amendment, if the Partners of IPA do not elect to continue the business of IPA after an Event of Dissolution, IPA will be required to be dissolved and terminated.

     The Amendment also provides that the death of one of its General Partners, Harry B. Helmsley, which occurred on January 4, 1997, will not cause IPA to be dissolved and terminated. The Amendment further provides that Leona M. Helmsley, the surviving spouse of Harry B. Helmsley, or an entity controlled by her, shall be designated as a substitute General Partner of IPA on or before July 3, 1997, to succeed Harry B. Helmsley in such capacity. In the absence of the Amendment, the surviving General Partners have the right to choose a successor General Partner to succeed Mr. Helmsley as a General Partner of New IPA at their discretion.

     The Amendment preserves the notion that the interest of the Terminating General Partner of IPA is converted to a Special Limited Partner interest. Such Special Limited Partner interest participates in allocations of income and loss, and in all cash distributions of IPA as if it were a General Partner interest of the same percentage as that owned by the Terminating General Partner. Upon the appointment of a successor General Partner, such successor will have the option to purchase the Special Limited Partner interest of the Terminating General Partner in IPA at the formula price set forth in the Amendment or to acquire an interest in IPA from a remaining General Partner on terms agreed between such parties.

     The Amendment preserves the right of remaining or surviving General Partners to elect a successor General Partner to replace the Terminating General Partner if the business of IPA is continued. The Amendment permits such successor General Partner to be an individual or an entity. The Amendment preserves the ability of an individual General Partner to name his or her own successor by naming such successor while still acting as a General Partner in a writing filed with the Partnership. The Amendment also provides that, if an Event of Dissolution is caused by the death of Mr. Schneider, the successor General Partner to Mr. Schneider shall be either his surviving spouse or an entity controlled by his surviving spouse or Mr. Schneider's surviving issue.

     The Amendment preserves the right of a successor General Partner (howsoever named) to acquire the Special Limited Partnership interest of the Terminating General Partner at a formula purchase price set forth in the Agreement. In lieu of acquiring such interest, however, the Amendment will permit the successor General Partner to acquire an interest from another General Partner on terms negotiated between them.

     Finally, the Amendment preserves the power of attorney in favor of the General Partners to give effect to the provision of Paragraph 25, as amended.

                     PRINCIPAL AND MANAGEMENT SHAREHOLDINGS

     The following table sets forth information concerning persons or groups who are known by IPA to be the beneficial owners of more than 5% of the PPI's as of March 17, 1997.

                                          Number of PPI's             Percent of
Name and Address of Beneficial Owner      Beneficially Owned(1)          PPI
------------------------------------      ------------------          ----------

Leona M. Helmsley                                  258,877             31.57(1)
                                                    Direct(1)

Harry B. Helmsley(2)                                23,500              2.87(3)
                                                  Indirect(3)

Irving Schneider                                    90,095             10.99
                                                    Direct(4)

John D. and Catherine T.                            87,000             10.61
MacArthur Foundation c/o                            Direct
Cyrus Smith
Chief Financial Officer
Foundation Land Company
4176 Burns Road
Palm Beach Garden, FL
33410-4653

------------------------

(1) Leona M. Helmsley is the widow of Harry B. Helmsley. Above amount excludes 23,500 PPIs owned beneficially by the estate of Mr. Helmsley. See footnote 2 and 3 below.

(2) Mr. Helmsley died on January 4, 1997. Mrs. Helmsley is the executor of the estate of Mr. Helmsley.

(3) Includes: 4,000 PPIs held by Helmsley-Noyes Company, Inc. (.5%), a company wholly-owned by Helmsley Enterprises, Inc., which in turn is wholly-owned by the Harry B. Helmsley Revocable Trust, under agreement dated December 13, 1989; 13,000 PPIs held by HBH Holdings Corp. (1.6%); and 6,500 PPIs held by Park Lane Hotel, Inc. (.8%). HBH Holdings Corp. and Park Lane Hotel, Inc. are wholly-owned by Helmsley Enterprises, Inc. Mrs. Helmsley is the executor of the estate of Harry B. Helmsley and is the beneficiary of the Revocable Trust. Consequently, Mrs. Helmsley may be deemed to be the beneficial owner of such securities.

(4)  Does not include 31,960 PPIs owned by Mr. Schneider's daughters (3.9%).

                     BENEFICIAL OWNERSHIP OF CERTAIN PERSONS

     IPA is a limited partnership and, as such, it does not have officers and directors. The following table sets forth the amount and nature of the beneficial ownership as of March 17, 1997 of PPIs by its individual General Partner and by all its General Partners as a group.

                                     Number of Shares of
                                        Common Stock            Percent of
Name                                 Beneficially Owned(1)        PPIs(2)
-------                              ------------------         -----------

Irving Schneider                          90,095                   10.99
                                          Direct(4)

Helmsley-Noyes Company, Inc.               4,000(3)                  .50

As a group                                94,095(3)(4)             11.48(3)(4)

------------------------

(1) General Partners have sole voting power and sole investment power with respect to the PPI's listed opposite their names.

(2) The percentages of PPIs outstanding are based on 820,000 PPIs outstanding on March 17, 1997.

(3) Helmsley-Noyes Company, Inc. is owned by Helmsley Enterprises, Inc., which in turn is wholly-owned by the Harry B. Helmsley Revocable Trust.

(4)  Does not include 31,960 PPIs owned by Mr. Schneider's daughters (3.9%).

     Mrs. Leona M. Helmsley, the surviving spouse of Harry B. Helmsley and a Special Limited Partner, is the beneficial owner of 258,877 PPIs or 31.57% of the amount outstanding. The General Partners and the Special Limited Partner, and their respective affiliates, collectively own approximately 45.42 of the outstanding PPIs. Such persons have informed IPA that they intend to consent to the Amendments.

                                    EXPENSES

     IPA will bear all costs of this solicitation. IPA will reimburse banks, custodians, fiduciaries, nominees, securities dealers, trust companies, and other persons for their reasonable expenses in forwarding this Consent Statement and other related materials to the beneficial owners of the PPIs.

                              AVAILABLE INFORMATION

     The Partnership is subject to the informational requirements of the Exchange Act, and in accordance therewith files, reports and other information with the Securities and Exchange Commission (the "Commission"). The public may inspect and copy at prescribed rates such reports, proxy statements, and other information that the Partnership has filed with the Commission, at the public reference facilities that the Commission maintains at 450 Fifth Street, N.W.,

Washington, D.C. 20549 and at the Commission's regional offices located at 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. In addition, the public may obtain such reports, proxy statements and other information concerning the Partnership from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

                                          By Order of the General Partners,

                                          John Bailey,
                                          Limited Partner


Dated:   April 17, 1997


     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED CONSENT AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                         Annex I


     AGREEMENT made as of May ___, 1997 by and among Irving Schneider, residing at 880 Fifth Avenue, New York, New York; Helmsley-Noyes Company, Inc., a New York corporation having its principal office at 230 Park Avenue, New
York, New York; Minlyn, Inc., a New York corporation having its principal office at 60 East 42nd Street, New York, New York; Leona M. Helmsley, residing at_______________; and John B. Bailey, residing at 2 Little Bay Harbor, Ponte Vedra, Florida 32082.


                                   WITNESSETH:


     WHEREAS, the parties desire to effect certain amendments to that certain Limited Partnership Agreement dated as of May 15, 1969 by and among Harry B. Helmsley, Irving Schneider, Charles F. Noyes Company, Inc. (now Helmsley-Noyes Company, Inc.), Minlyn, Inc. and the original Limited Partner named therein, as the same has been amended from time to time thereafter (such agreement, as amended up to the date hereof being referred to herein as the "Original Agreement"), upon the conditions therein and hereinafter set forth; and


     WHEREAS, Harry B. Helmsley, a former General Partner of the Partnership died on January 4, 1997, which event requires, in the Original Agreement, that the remaining General Partners of the Partnership take certain actions originally intended to preserve certain income tax characteristics of the Partnership; and

     WHEREAS, such required actions are no longer deemed necessary to preserve such income tax characteristics and would involve unnecessary expense to the Partnership;

     NOW, THEREFORE, the parties hereto agree as follows:

     Paragraphs 23A and 23B of the Original Agreement are hereby deleted in their entirety and are replaced by the following:

     "23A. In the event of the death or bankruptcy of any of the General Partners or in the event that any of the General Partners has been adjudicated incompetent during the term fixed for the continuance of the Partnership or, in the event of the withdrawal of a General Partner or the sale or transfer by any General Partner of his or its general partnership interest in the Partnership (except as herein provided) during the continuance of the Partnership (each of such events being referred to herein as an "Event of Dissolution" and the General Partner that caused such event, the "Terminating Partner"), the Partnership shall be dissolved and terminated; provided, however, that if the remaining partners (of all classes) unanimously elect to continue the business of the Partnership within 180 days after an Event of Dissolution (or such shorter time period as is permitted by applicable law), then no such dissolution or termination shall occur, and the business of the Partnership shall continue. By their execution and delivery hereof on or before July 3, 1997, the parties hereto agree (i) that the Partnership shall not be dissolved by reason of the death of Harry B. Helmsley, and that the business of the Partnership shall continue, and (ii) that Leona M. Helmsley or an entity controlled by her shall be designated, on or before July 3, 1997, as a substitute General Partner to succeed Harry B. Helmsley in accordance with Paragraph 25 of this Agreement as amended hereby. The foregoing notwithstanding, the transfer or assignment by an individual General Partner of his general partner interest in the Partnership to an entity controlled by such General

     Partner who agrees to be bound by the terms hereof as a General Partner shall not be an Event of Dissolution, and such assignee or transferee shall be admitted as a substituted General Partner to the full extent of the general partner interest so acquired. Upon the occurrence of an Event of Dissolution, the interest in the Partnership of the General Partner who caused such Event of Dissolution shall be converted immediately to a Special Limited Partnership Interest, regardless of whether or not the remaining General Partners elect to continue the business of the Partnership. Such Special Limited Partnership Interest, however, shall participate in Partnership distributions of net operating revenues pursuant to Paragraph 13 and in items of income and loss pursuant to Paragraph 11 and in all other distributions as if it were a General Partner interest of the same percentage as that theretofore owned by the Terminating General Partner. In the event of a dissolution or termination of the Partnership, an accounting shall be had as soon as practicable of the assets and liabilities of the Partnership as herein provided."

     Subparagraphs C and D of Paragraph 23 of the Original Agreement are hereby redesignated as Subparagraphs B and C, respectively.

     Paragraph 25 of the Original Agreement is hereby deleted in its entirety and is replaced by the following:

     "25A. Upon the occurrence of an Event of Dissolution, if the business of the Partnership is continued in accordance with Paragraph 23A, then the remaining or surviving General Partners, or any one of them, may (but shall not be obliged to) designate a substitute General Partner (which may be an individual or an entity) to replace the Terminating General Partner effective as of the Event of Dissolution; provided, however, that if an individual General Partner shall have, prior to his death or declaration of incompetency, filed with the Partnership a writing naming an individual or entity to succeed to his general partnership interest, then the remaining general partners shall be required to designate such individual or entity as a successor General Partner and; provided further, that if an Event of Dissolution is caused by the death of Irving Schneider, the parties hereto agree that the successor to such Terminating General Partner shall be either his surviving spouse or an entity controlled by his surviving spouse or Irving Schneider's surviving issue. A substitute General Partner so designated shall have the option (but not the obligation) to purchase, at a price equal to the value set forth below from such Terminating General Partner, his heirs, executors, administrators, legal representatives or assigns, the converted Special Limited Partnership interest of such Terminating General Partner created pursuant to Paragraph 23A. Such interest in the Partnership, when so purchased, will be a general partnership interest. The value of such general partnership interest in the Partnership shall be equal to the market value of one Participation Interest on the date of termination multiplied by the number of such Interests outstanding on the date that the Bonds were issued, multiplied by two and further multiplied by 80% of the percentage interest in net income of the Terminating General Partner as provided in subparagraph 11E(1)(b). The foregoing method of valuation of such general partnership interest shall be binding upon the Terminating General Partner, his heirs, executors, administrators, legal representatives or assigns. Notwithstanding the foregoing, in lieu of exercising the option referred to above to acquire the interest of the Terminating General Partner, a Substitute General Partner may enter into an arrangement with another General Partner to acquire a portion of such General Partner's interest in the Partnership on such terms as they agree upon (it being understood that such other General Partner shall have no obligation to enter into any such arrangement). Any interest so acquired shall be the Substituted General Partner's interest in the Partnership. As a condition to being admitted as a Substitute General Partner, a person or entity designated to serve as such shall, not later then the date of his substitution, either exercise the option to acquire the interest of the Terminating General Partner or arrange for the purchase of a portion of such an interest as aforesaid.

     25B. Each of the Special Limited Partners and the Original Limited Partner signatory hereto does hereby irrevocably constitute and appoint the General Partners or any one of them, his true and lawful attorney, in his name, place and stead, to execute and acknowledge any and all instruments contemplated by the foregoing provisions of this Paragraph 25, it being expressly understood and intended by each of the Special Limited Partners and the Original Limited Partners that the grant of the foregoing power of attorney is coupled with an interest and shall survive the delivery of an assignment of a Special Limited Partnership interest or a Limited Partnership interest as in Paragraph 22C provided. A similar power of attorney shall be one of the instruments which the General Partners under Paragraph 22C hereof shall require an assignee of a Special Limited Partner or any Limited Partner to execute as a condition of his admission as such Substitute Special Limited Partner or Substitute Limited Partner."

     The provisions of this Amendment shall become operative immediately upon the execution and delivery by the parties hereto, and shall apply to Events of Dissolution that may have heretofore occurred including, without limitation, the death of Harry B. Helmsley. All other terms and provisions of the Original Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                GENERAL PARTNERS

                                    -------------------------------
                                    Irving Schneider

                                    HELMSLEY-NOYES COMPANY, INC.

                                          By _______________________
                                                    President

                                    MINLYN, INC.

                                          By _______________________
                                                    President

                                SPECIAL LIMITED PARTNERS

                                          --------------------------
                                          Leona M. Helmsley (on her
                                          own behalf and as Executor
                                          of the estate of Harry B.
                                          Helmsley)

                                          --------------------------
                                          Irving Schneider

                                SUBSTITUTED ORIGINAL LIMITED PARTNER

                                          By________________________
                                                   John B. Bailey

            INVESTMENT PROPERTIES ASSOCIATES, a Limited Partnership

         THIS CONSENT IS SOLICITED ON BEHALF OF THE GENERAL PARTNERS IN
                LIEU OF HOLDING A SPECIAL MEETING OF STOCKHOLDERS

     The undersigned hereby votes the number of Participation Interests (the "PPIs") in the Limited Partnership interest of the Limited Partner in Investment Properties Associates, a Limited Partnership ("IPA") the undersigned would be entitled to vote if personally present at a special meeting held for the purpose of voting on the Amendment to the Partnership Agreement as set forth on the reverse side of this consent card.

     1. APPROVE AN AMENDMENT TO THE PARTNERSHIP AGREEMENT TO PROVIDE FOR (i) THE ABILITY OF REMAINING PARTNERS TO CONTINUE THE BUSINESS OF IPA AFTER AN EVENT OF DISSOLUTION (ii) PROCEDURES FOR THE APPOINTMENT OF A NEW GENERAL PARTNER OF IPA TO REPLACE A FORMER GENERAL PARTNER AFTER THE OCCURRENCE OF CERTAIN EVENTS AND (iii) MAKING CERTAIN OTHER AMENDMENTS TO THE PARTNERSHIP AGREEMENT, ALL AS DESCRIBED MORE FULLY IN THE ACCOMPANYING CONSENT STATEMENT

              FOR |_|          AGAINST |_|                ABSTAIN |_|

THIS CONSENT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PPI HOLDER. IF NO DIRECTION IS INDICATED, THIS CONSENT WILL BE VOTED "FOR" THE AMENDMENT TO THE PARTNERSHIP AGREEMENT.

The General Partners of IPA recommend a vote "FOR" Proposal 1.



SIGNATURES _______________________________________    DATED:______________, 1997

Note:Please  complete,  date and sign exactly as your name appears hereon.  When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.